Exhibit 10.5

AMENDMENT NO. 3 TO THE STOCKHOLDER AGREEMENT

This Amendment (this “Amendment”), dated as of December 12, 2013, is made by Affinion Group Holdings, Inc., a corporation organized under the laws of the State of Delaware (the “Company”) and each of the Major Stockholders of the Company that is a party hereto.

WHEREAS, the Company and each of the Major Stockholders are parties to that certain Stockholder Agreement, dated as of January 14, 2011, as amended as of September 20, 2012, and as further amended as of May 7, 2013 (the “Stockholder Agreement”);

WHEREAS, Section 10(h) of the Stockholder Agreement provides, among other things, that the Stockholder Agreement may be amended by the Company from time to time with the written consent of (a) Holders holding at least a majority of the issued and outstanding Common Shares held by all Holders and (b) for so long as any Major Stockholder is a Major Stockholder, such Major Stockholder;

WHEREAS, the Major Stockholders hold, in the aggregate, Common Shares representing more than a majority of the issued and outstanding Common Shares held by all Holders;

WHEREAS, the parties desire to amend the Stockholder Agreement in connection with the proposed restructuring of the Company’s and its subsidiaries’ outstanding indebtedness pursuant to (i) exchange offers for the Company’s outstanding 11.625% Senior Notes due 2015 and Affinion Group, Inc.’s (“AGI”) outstanding 11 1⁄2% Senior Subordinated Notes due 2015 and (ii) amendments to AGI’s amended and restated credit agreement (collectively, the “Transactions”); and

WHEREAS, capitalized terms used and not otherwise defined herein have the meanings set forth in the Stockholder Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein and in the Stockholder Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company agrees as follows:

A. Amendments to the Stockholder Agreement.

1. Section 2(d) – Board of Directors – Composition. The first sentence of Section 2(d) of the Stockholder Agreement is hereby amended and restated to read as follows:

“(d) Composition. Subject to the Warrantholder Rights Agreement, dated as of December 12, 2013, by and among the Company and the investors party thereto (the “Warrantholder Rights Agreement”), the Board shall consist of twelve members; provided, that, (x) the Board may increase the size of the Board to the extent required by the rules of the exchange on which the Common Stock is listed, if any, to allow a majority of the Directors to be Independent Directors or to permit the full exercise of all rights provided in this Section 2(d) and (z) the Board may decrease the size of the Board following a Termination Event or Multiple Nominee Termination Event but not to a number below the greater of (A) the number of Directors on the Board immediately following such event and (B) the aggregate number of Directors that Persons have the right to nominate in accordance with this Section 2 after giving effect to such event.”

2. Section 10(a) of the Stockholder Agreement is hereby amended by adding the following sentence at the end thereof:

“From and after such time as the Series B Warrants (as defined in the Warrant Agreement dated as of December 12, 2013, by and between the Company and Wells Fargo Bank, National Association, as warrant agent) become exercisable (the “Control Event”), Sections 2(a), 2(b), 2(c), 2(d), 2(e), 2(g), 2(h), 3, 5 and 7(a) hereof shall be ineffective.”

3. From and after the Control Event, the definition of “Board Rights” shall be amended by replacing it with the following:

““Board Rights” means all rights of any Person to nominate Directors to the Board as set forth in the Warrantholder Rights Agreement dated as of December 12, 2013, among the Company and the investors party thereto (the “Warrantholder Rights Agreement”).”

4. From and after the Control Event, Section 2 of the Stockholder Agreement shall be amended by adding the following new subsection 2(k):

“2(k) Directors. From and after the occurrence of the Control Event (as defined below) each Major Stockholder agrees to vote all its Common Shares on matters subject to the vote of such Major Stockholder and to take all other necessary or desirable actions within its control (whether in such Major Stockholder’s capacity as a Major Stockholder or otherwise, including attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall, as promptly as practicable, take all necessary and desirable actions within its control (including calling special meetings of the Board and the Major Stockholder), so that each of the Directors whom the holders of class A common stock, par value $0.01 per share, of the Company (the “Class A Common Stock,” and such Directors, the “Class A Directors”), are entitled to nominate and elect shall be appointed or elected from nominees determined as follows:

(i) each Major Stockholder shall have the right to nominate one Class A Director for so long as it beneficially owns, together with its Affiliates, at least 5% of the issued and outstanding Common Shares on a fully diluted basis; provided, that, for the foregoing purposes, Common Shares owned by any other Persons that were stockholders of Webloyalty Holdings, Inc. immediately prior to the acquisition of Webloyalty Holdings, Inc. by Affinion Group, Inc. shall be deemed to be owned by General Atlantic and its Affiliates;

(ii) Apollo shall have the right, together with its Board Rights Transferees, if any, to nominate one additional Class A Director for so long as it beneficially owns, together with its Affiliates, at least 10% of the issued and outstanding Common Shares on a fully diluted basis; and

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(iii) the holders of a majority of the issued and outstanding shares of Class A Common Stock shall nominate the remaining Class A Directors; and

(iv) notwithstanding anything to the contrary contained herein, if a Major Stockholder ceases to qualify as a Major Stockholder, whether as a result of dilution, Transfer or otherwise, then the rights of the Major Stockholder under Section 2(k)(i) and all other provisions of this Section 2, as applicable to such Major Stockholder’s Director nominee, shall terminate automatically (a “Post-Control Event Termination Event”); and if a Major Stockholder, together with its Affiliates, ceases to beneficially own the minimum requisite percentage of the issued and outstanding Common Shares, whether as a result of dilution, Transfer or otherwise, to nominate a Director under Section 2(k)(ii), then the rights of such Major Stockholder under such Section and all other related provisions of this Section 2 shall terminate automatically (a “Post-Control Event Multiple Nominee Termination Event”). Within three Business Days after the occurrence of a Post-Control Event Termination Event or Post-Control Event Multiple Nominee Termination Event, as applicable, due to a Transfer or other action taken by a Major Stockholder, such Major Stockholder shall provide the Company with written notice of such event. Each Major Stockholder shall cause its nominee or nominees, as applicable, to execute and deliver a resignation, substantially in the form attached thereto as Exhibit D, prior to becoming a Director which shall be irrevocable and shall be effective with respect to the Company and any Subsidiaries for which such nominee becomes a Director automatically upon the occurrence of a Post-Control Event Termination Event or Post-Control Event Multiple Nominee Termination Event. For the avoidance of doubt, nothing contained herein shall limit the ability of a Transferee to become a Major Stockholder in accordance with this Agreement.”

5. Notwithstanding anything to the contrary contained in the Stockholder Agreement (including Section 10(k) thereof), the Holders (as defined in the Warrantholder Rights Agreement) shall be deemed to be third party beneficiaries of this Amendment and the provisions of the Stockholder Agreement contained herein.

6. Effectiveness. Notwithstanding anything the contrary set forth herein, this Amendment shall become effective only when and if the Transactions are consummated on the terms set forth in the Restructuring Support Agreement dated as of November 7, 2013. If the Restructuring Support Agreement is terminated and the Transactions are not consummated on the terms set forth in the Restructuring Support Agreement, this Agreement shall terminate automatically and be of no force and effect without having given effect to any of the amendments contemplated herein.

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B. Miscellaneous. Subject to the Warrantholder Rights Agreement, this Amendment and the Stockholder Agreement contain the complete agreement among the Company, the undersigned and the Holders and supersede any prior understandings, agreements, letters of intent, or representations by or among such parties, written or oral, to the extent they relate to the subject matter hereof. Except as specifically amended hereby, (i) the Stockholder Agreement shall remain in full force and effect, and (ii) the terms and provisions of Section 10 of the Stockholder Agreement are incorporated herein by reference as if set forth herein in their entirety and shall apply mutatis mutandis to this Amendment.

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This Amendment is executed by the Company, Apollo and General Atlantic to be effective as of the date first above written.

THE COMPANY:

AFFINION GROUP HOLDINGS, INC.

By:	/s/ Todd H. Siegel
	Name:	Todd H. Siegel
	Title:	Chief Executive Officer

[Signature Page to Amendment No. 3 to Stockholder Agreement]

AFFINION GROUP HOLDINGS, LLC.

By:	/s/ Marc E. Becker
	Name:	Marc E. Becker
	Title:	President

[Signature Page to Amendment No. 3 to Stockholder Agreement]

GAPCO GMBH & CO. KG

By:	GAPCO Management GmbH,
its General Partner

By:	/s/ Thomas J. Murphy
	Name:	Thomas J. Murphy
	Title:	Managing Director

GAP COINVESTMENTS III, LLC
By: General Atlantic LLC, its Managing Member

By:	/s/ Thomas J. Murphy
	Name:	Thomas J. Murphy
	Title:	Managing Director

GAP COINVESTMENTS IV, LLC
By: General Atlantic LLC, its Managing Member

By:	/s/ Thomas J. Murphy
	Name:	Thomas J. Murphy
	Title:	Managing Director

GAPSTAR, LLC

By:	/s/ Thomas J. Murphy
	Name:	Thomas J. Murphy
	Title:	Managing Director

[Signature Page to Amendment No. 3 to Stockholder Agreement]

GAP-W HOLDINGS, L.P.
By:	General Atlantic GenPar, L.P.,
its General Partner

By:	General Atlantic LLC,
its General Partner

By:	/s/ Thomas J. Murphy
	Name:	Thomas J. Murphy
	Title:	Managing Director

GENERAL ATLANTIC PARTNERS 79, L.P.
By:	General Atlantic LLC,
its General Partner

By:	/s/ Thomas J. Murphy
	Name:	Thomas J. Murphy
	Title:	Managing Director

[Signature Page to Amendment No. 3 to Stockholder Agreement]